Exhibit 99.1

3 October 2024

Flutter Entertainment plc (the “Company”)

Block Listing Application

A block listing application has been made, in aggregate, for 320,000 Ordinary Shares of €0.09 each in the Company, pursuant to:

(i)	Flutter Entertainment plc 2015 Deferred Share Incentive Plan;

(ii)	Flutter Entertainment plc 2015 Medium Term Incentive Plan;

(iii)	Flutter Entertainment plc 2015 Long Term Incentive Plan;

(iv)	Flutter Entertainment plc Sharesave Scheme;

(v)	Flutter Entertainment plc Restricted Share Plan;

(vi)	Betfair Group Plc 2009 Long Term Incentive Plan;

(vii)	Betfair Group Plc Deferred Share Incentive Plan;

(viii)	Amaya Gaming Group Inc. Stock Option Plan; and

(ix)	The Stars Group Inc. Equity Incentive Plan.

to be admitted to (i) listing on the Standard listing segment of the Official List of the Financial Conduct Authority and (ii) trading on the London Stock Exchange’s main market for listed securities.

Admission is expected to become effective on 7 October 2024.

When issued all of the above shares will be fully paid and will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455